Exhibit 99.1

FOR IMMEDIATE RELEASE

Editor’s Contact:
Steve Sturgeon
QLogic Corporation
Phone: (949) 389-6268
steve.sturgeon@qlogic.com

Investor’s Contact:
Michael Roe
QLogic Corporation
Phone: (949) 389-6440
michael.roe@qlogic.com

QLOGIC REPORTS FIRST QUARTER
RESULTS FOR FISCAL YEAR 2004
Revenues and Net Income Reach Record Levels

Aliso Viejo, Calif., July 16, 2003 – QLogic Corporation (Nasdaq:QLGC), the company that powers storage area networks (SANs), today announced its first quarter financial results for the period ended June 29, 2003.

Net revenues on a GAAP basis for the first quarter of fiscal 2004 were a record $126.2 million, up 5% sequentially from the $120.6 million reported in the fourth quarter of fiscal 2003. Fibre Channel revenues for the first quarter were up 9% sequentially to a record $93.9 million and represented 74% of the Company's total revenue. Net income on a GAAP basis for the first quarter of fiscal 2004 was a record $31.7 million, or $0.33 per share on a diluted basis. This was an increase of 6% sequentially from the $29.9 million, or $0.31 per share on a diluted basis, reported in the fourth quarter of fiscal 2003.

Net revenues for the first quarter increased 28% from the $99.0 million reported in the comparable quarter last year on a GAAP basis. Fibre Channel revenues for the first quarter were up 40% from the comparable quarter last year. First quarter net income on a GAAP basis increased 37% from the $23.1 million, or $0.24 per share on a diluted basis, reported in the first quarter of last year.

Revenues on a pro forma basis of $126.2 million for the first quarter of fiscal 2004 and $120.6 million for the fourth quarter of fiscal 2003 were the same as the net revenues reported on a GAAP basis. Pro forma net income for the first quarter of fiscal 2004 was a record $33.8 million, or $0.35 per share on a diluted basis, up 6% sequentially from the $32.0 million, or $0.33 per share on a diluted basis, for the fourth quarter of fiscal 2003.

Revenues on a pro forma basis for the first quarter increased 25% from the $100.8 million recorded in the comparable quarter last year. Fibre Channel revenues on a pro forma basis for the first quarter were up 36% from the $68.8 million recorded in the comparable quarter last year. Pro forma net income for the first quarter increased 31% from the $25.8 million, or $0.27 per share on a diluted basis, for the first quarter of last year.

The pro forma non-GAAP results are a supplement to financial statements based on GAAP and these results include adjustments primarily for non-cash items associated with merger related stock compensation charges and sales discounts for stock warrants. QLogic uses pro forma information to evaluate its on-going operating performance and believes this presentation provides investors with additional insight into its underlying operating results and business trends. A reconciliation between the GAAP and pro forma non-GAAP results is included in the accompanying financial data.

“QLogic once again established new records for quarterly revenue and net income. Our pro forma revenue growth during the first quarter was highlighted by a significant growth in our Fibre Channel sales, which increased 9% sequentially and 36% over the comparable quarter of last year,” said H.K. Desai, the Company’s chairman, chief executive officer and president. “We believe these results further validate the increasing market acceptance of our products and clearly identifies QLogic as a leader in the storage networking industry.”

The Company’s balance sheet was again highlighted by an increase in cash and short-term investments, ending the quarter with $694.3 million, an increase of $51.1 million during the quarter.

QLogic’s fiscal 2004 first quarter conference call is scheduled today at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). H.K. Desai, chairman of the board, chief executive officer and president, and Frank Calderoni, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.qlogic.com/company/investor_relations.asp or via CCBN. Phone access to participate in the conference call is available at (913) 981-5517, pass code: 356844.

The quarterly financial information that the Company intends to discuss during the conference call is included in this press release and will be available on the Company’s website at www.qlogic.com/company/investor_relations.asp for 12 months following the conference call. To listen to a webcast replay of the conference call, please visit the Investor Relations section of the Company’s website at www.qlogic.com/company/investor_relations.asp. The webcast replay will be available for 12 months following the conference call. An audio replay of the conference call will also be available through July 31, 2003 by calling (719) 457-0820, pass code: 356844.

Powered by QLogic

Since 1993, over 45 million QLogic products have shipped inside servers, workstations, RAID subsystems, tape libraries, disk and tape drives. These products were delivered to small, medium and large enterprises around the world. Powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, Network Appliance, Quantum, StorageTek and Sun Microsystems, the broad line of QLogic controller chips, host bus adapters, network switches and management software move data from storage devices through the network fabric to servers. A member of the S&P 500 and NASDAQ 100, QLogic was recently named to Business Week’s list of 100 Hot Growth Companies for 2003. In addition, QLogic was named to Forbes’ Best 200 Small Companies for the fourth consecutive year and was named to Fortune’s 100 Fastest Growing Companies list for the third consecutive year during fiscal year 2003. For more information visit www.qlogic.com.

Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.

Disclaimer — Forward Looking Statements

This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company wishes to advise readers that these potential risks and uncertainties include, but are not limited to: the volatility of the Company’s stock price; fluctuations in operating results; the dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the dependence on a limited number of customers and fluctuations or cancellations in orders from customers; the ability to compete effectively with other companies; a reduction in sales efforts by current distributors; the dependence on relationships with certain silicon chip suppliers and other subcontractors; the complexity of the Company’s products; terrorist activities and resulting military actions; international, economic, regulatory, political and other risks; changes in semiconductor foundry capacity; the ability to maintain or expand upon strategic alliances; the strain on resources caused by rapid growth and expansion; the ability to attract and retain key personnel; and the ability to protect proprietary rights or to satisfactorily resolve any infringement claims.

More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports, filed or to be filed with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME – GAAP

(unaudited, in thousands, except per share amounts)

	Three Months Ended

	Jun. 29,	Mar. 30,	Jun. 30,
	2003	2003	2002

Gross revenues	$126,235	$120,565	$100,780
Stock-based sales discounts	—	—	1,818

Net revenues	126,235	120,565	98,962
Cost of revenues	42,002	41,155	37,107

Gross profit	84,233	79,410	61,855

Operating expenses:
Engineering and development	22,735	21,901	18,179
Selling and marketing	11,729	11,304	10,618
General and administrative	4,091	3,636	3,194

Total operating expenses	38,555	36,841	31,991

Operating income	45,678	42,569	29,864
Interest and other income, net	5,412	5,160	4,612

Income before income taxes	51,090	47,729	34,476
Income taxes	19,414	17,840	11,420

Net income	$31,676	$29,889	$23,056

Net income per share:
Basic	$0.34	$0.32	$0.25
Diluted	$0.33	$0.31	$0.24
Number of shares used in per share computations:
Basic	94,017	93,771	93,177
Diluted	96,002	95,444	95,857

QLOGIC CORPORATION

PRO FORMA NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended

	Jun. 29,	Mar. 30,	Jun. 30,
	2003	2003	2002

Net revenues	$126,235	$120,565	$100,780
Cost of revenues	42,002	41,155	37,107

Gross profit	84,233	79,410	63,673

Operating expenses:
Engineering and development	20,623	19,830	16,612
Selling and marketing	11,729	11,304	10,618
General and administrative	4,091	3,636	3,194

Total operating expenses	36,443	34,770	30,424

Operating income	47,790	44,640	33,249
Interest and other income, net	5,412	5,160	4,612

Income before income taxes	53,202	49,800	37,861
Income taxes	19,414	17,840	12,022

Net income	$33,788	$31,960	$25,839

Net income per share:
Basic	$0.36	$0.34	$0.28
Diluted	$0.35	$0.33	$0.27
Number of shares used in per share computations:
Basic	94,017	93,771	93,177
Diluted	96,002	95,444	95,857

The above pro forma non-GAAP financial information is based on the Company’s unaudited condensed consolidated financial statements and excludes certain adjustments primarily for non-cash items associated with merger related stock compensation charges and Fibre Channel sales discounts for stock warrants. Prior to the first quarter of fiscal 2004, the Company’s pro forma income tax expense was based on the respective effective tax rate utilized for GAAP purposes applied to the pro forma pre-tax income. However in fiscal 2004, the pro forma tax effect is being calculated on a specific item basis as all of the Company’s pro forma adjustments in fiscal 2004 are not tax deductible. The pro forma income tax expense for all periods prior to fiscal 2004 reflect the income tax expense on a specific item basis consistent with fiscal 2004. The Company uses the pro forma information to evaluate its on-going operating performance and believes this presentation provides investors with additional insight into its underlying operating results and business trends. This presentation is not in accordance with, or an alternative for, GAAP and may be different from pro forma non-GAAP presentations used by other companies.

A reconciliation of the Company’s net income and the related net income per share amounts computed in accordance with generally accepted accounting principles to the corresponding amounts included above is presented in the following table.

QLOGIC CORPORATION

Reconciliation of GAAP Net Income to Pro Forma Non-GAAP Net Income

(unaudited, in thousands, except per share amounts)

	Three Months Ended

	Jun. 29,	Mar. 30,	Jun. 30,
	2003	2003	2002

GAAP net income	$31,676	$29,889	$23,056
Items excluded from GAAP net income:
Merger related stock compensation charges	2,112	2,071	1,567
Sales discounts for stock warrants	—	—	1,818
Income tax effect	—	—	(602)

Pro forma net income	$33,788	$31,960	$25,839

Basic net income per share:
GAAP net income	$0.34	$0.32	$0.25
Adjustments	0.02	0.02	0.03

Pro forma net income	$0.36	$0.34	$0.28

Diluted net income per share:
GAAP net income	$0.33	$0.31	$0.24
Adjustments	0.02	0.02	0.03

Pro forma net income	$0.35	$0.33	$0.27

QLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	Jun. 29, 2003	Mar. 30, 2003

ASSETS
Current assets:
Cash and cash equivalents	$156,565	$137,810
Short-term investments	537,733	505,387
Accounts receivable, net	60,240	49,694
Inventories	19,718	19,365
Deferred income taxes	32,068	31,914
Prepaid expenses and other current assets	3,317	4,010

Total current assets	809,641	748,180
Property and equipment, net	61,834	59,813
Other assets	8,107	9,426

	$879,582	$817,419

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,729	$15,301
Accrued expenses	68,494	51,383

Total current liabilities	88,223	66,684
Total stockholders’ equity	791,359	750,735

	$879,582	$817,419